Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 15, 2022, relating to the consolidated financial statements of ENTREPRENEUR UNIVERSE BRIGHT GROUP and its subsidiaries (collectively the “Company”), for the years ended December 31, 2021 and 2020.

We also consent to the reference of our Firm under the caption “Experts” in such Registration Statement.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.

Hong Kong, China

January 13, 2023